UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2025

HCW Biologics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40591	82-5024477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 N. Commerce Parkway
Miramar, Florida		33025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 842-2024

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on Form 8-K filed on June 5, 2025 in regard to the exclusive license agreement (the “Agreement”) between HCW Biologics Inc. (the “Company”) and WY Biotech Co., Ltd. (“WY Biotech”), on May 29, 2025, WY Biotech notified the Company that it completed its due diligence to study the technical report delivered by the Company and elected to continue with the Agreement. As a result, WY Biotech is financially obligated to the Company, as detailed in the Agreement, as amended, including the obligation to pay a $7.0 million in upfront license fee. In order to accommodate WY Biotech’s timing in finalizing agreements with its CDMO and investors, as of July 13, 2025, the Company and WY Biotech agreed to extend the date for payment such that WY Biotech will provide confirmation of wiring of the $7.0 million license fee on or before September 30, 2025. The foregoing summary of certain terms of the Agreement and the referenced amendment does not purport to be complete.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCW BIOLOGICS INC.

Date:	July 18, 2025	By:	/s/ Hing C. Wong
Hing C. Wong, Founder and Chief Executive Officer